UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 12b-25 NOTIFICATION OF LATE FILING



U.S. Realty Income Partners, L.P.
(Exact name of registrant as specified in its charter)


     Delaware                                33-17577                62-1331754
(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)                   File Number)      Indentification No.)


                     P.O. Box 58006, Nashville, TN                         37205
               (Address of principal executive offices)               (Zip Code)


Registrant?s telephone number, including area code   615-665-5959

   X     Form 10-K

Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.





PART I ? REGISTRANT INFORMATION


Full Name of Registrant   U.S. Realty Income Partners, L.P.

Former Name if Applicable   Not applicable

Address of Principal Executive Office   4010 Iroquois Drive
                   Nashville, TN  37205



PART II ? RULES 12b-25(b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed.

____    The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense.

  X       The subject annual report on Form 10-K will be filed on or before the fifteenth calendar day following the prescribed due date.

____   The accountant?s statement or other exhibit required by Rule 12b-25(c)
has been attached if applicable.


PART III ? NARRATIVE

Not applicable

PART IV ? OTHER INFORMATION

1. Name and telephone number of person to contact in regard to this notification.

Name                        Robert B. Miller
Telephone Number  (615) 665-5959

2. Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company
Act of 1940 during the preceding 12 months or for such shorter period that
the registrant was required to file such report(s) been filed?   X  Yes ___ No

3. Is it anticipated that any significant change in results of operations from The corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portions thereof?
 ___ Yes     X   No




U.S. Realty Income Partners, L.P.

Has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.





			U.S. REALTY INCOME PARTNERS L.P.
			By:  Vanderbilt Realty Joint Venture
                                          The General Partner

			By:  Vanderbilt Realty Associates, Inc.
                                           Its Managing General Partner

			By:  s/n Robert Bond Miller
			       Robert Bond Miller, President,
			       Director, Chief Executive Officer,
			      Chief Financial Officer and Chief
			      Accounting Officer

March 30, 2005